Exhibit 99.1

Solar Capital Ltd. Closes New $100 Million Senior Secured Credit Facility

NEW YORK, NY December 20 – Solar Capital Ltd. (NASDAQ: SLRC) today announced the closing of a new $100 million Senior Secured Credit Facility with a new lender. The facility, which expires in December 2015, bears interest at a rate of LIBOR plus 3.00%. The Company’s initial draw on the new facility was used to repay the remaining balance of its 8.75% Senior Unsecured Notes at par.

“With the addition of this new credit facility, we have expanded our borrowing capacity to $490 million and have established a relationship with a new lender. We used borrowings under this facility combined with the proceeds from our recent equity private placement to extinguish our 8.75% Notes and decrease our cost of capital,” said Michael Gross, Chairman and Chief Executive Officer of Solar Capital Ltd.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:	Solar Capital Ltd.	Nick Radesca (212) 993-1660